Exhibit 10.2

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

THE SHIPYARD COMMUNITIES, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND IS IN COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

dated as of May 2, 2016

ii

Schedule I	Members and Units (before the Lennar Transfer)
Schedule II	Members and Units (after the Lennar Transfer)

Exhibit A	NOTICE OF REDEMPTION	A-1

iii

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT OF

THE SHIPYARD COMMUNITIES, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (THIS “AGREEMENT”) OF THE SHIPYARD COMMUNITIES, LLC, dated as of May 2, 2016 (the “Effective Date”), is entered into by and among FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company f/k/a Newhall Intermediary Holding Company, LLC (the “Operating Company”), FIVE POINT HOLDINGS, LLC, a Delaware limited liability company f/k/a Newhall Holding Company, LLC (the “Parent”), UST LENNAR HW SCALA SF JOINT VENTURE, a Delaware general partnership (“Lennar”), and HPSCP OPPORTUNITIES, L.P., a Delaware limited partnership (“HPSCP” and, together with the Operating Company and Lennar, each a “Member” and collectively, the “Members”).

WHEREAS, a certificate of formation (as amended from time to time, the “Certificate”) was filed in the office of the Delaware Secretary of State on May 23, 2013, relating to the formation of a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), known as “The Shipyard Communities, LLC” (the “Company”);

WHEREAS, Lennar and HPSCP (together, the “Existing Members”) previously entered into an Amended and Restated Operating Agreement of the Company, dated as of May 31, 2013, as amended by a First Amendment to Amended and Restated Operating and Waiver, dated as of June 28, 2013, a Second Amendment to Amended and Restated Operating Agreement, dated as of October 1, 2013, and a Third Amendment to Amended and Restated Operating, dated as of November 13, 2014 (as so amended, the “Existing LLC Agreement”); and

WHEREAS, each of the Company, the Operating Company, Parent, Lennar and HPSCP has entered into the Second Amended and Restated Contribution and Sale Agreement, dated as of July 2, 2015, and amended and restated as of May 2, 2016 (the “Contribution Agreement”), with Five Point Holdings, Inc., Newhall Land Development, LLC, Heritage Fields LLC, LenFive, LLC, MSD Heritage Fields, LLC, FPC-HF Venture I, LLC, Heritage Fields Capital Co-Investor Member, LLC, LNR HF II, LLC, Five Point Communities Management, Inc., Five Point Communities, LP, Lennar Homes of California, Inc. and Emile Haddad, pursuant to which, among other things, (i) Lennar, HPSCP and the Operating Company agreed to amend and restate the Existing LLC Agreement as set forth herein to, among other things, (a) convert the membership interests of Lennar and HPSCP into Class A Units in the respective amounts indicated on Schedule I hereto, and (b) designate the Operating Company as Manager of the Company, and (ii) Lennar agreed to contribute a portion of its Class A Units to the Operating Company (the “Lennar Transfer”), which Class A Units shall immediately convert into an equal number of Class B Units, so that the ownership of Units is as set forth on Schedule II hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Accountants” means KPMG LLP, or such other nationally recognized firm of certified public accountants agreed to by the Manager and the Members.

“Act” means the Delaware Limited Liability Company Act, Del. Code Ann., tit. 6, ch. 18, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 12.1 hereof, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Company Year, after giving effect to the following adjustments:

(i) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” has the meaning set forth in the Amended and Restated Limited Liability Company Agreement of the Operating Company, as the same may be amended from time to time hereafter.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning or holding ten percent (10%) or more of the outstanding voting securities or other equity ownership interests of such Person; (ii) any Person ten percent (10%) or more of whose outstanding securities or other equity ownership interests are directly or indirectly owned or held by such Person; or (iii) any Person directly or indirectly Controlling or Controlled by or under common Control with such Person. Notwithstanding the foregoing, no Member shall be deemed an Affiliate of the Company, any Subsidiary of the Company, the Manager or another Member solely by reason of being a Member of the Company with rights as provided in this Agreement.

“Agreement” means this Second Amended and Restated Operating Agreement of The Shipyard Communities, LLC, as now or hereafter amended, restated, modified, supplemented or replaced in accordance with the terms of this Agreement.

“Allocable Net Income” has the meaning set forth in Section 6.2 hereof.

“Annual Income Tax Liability” means, for each Member, such Member’s annual federal and state tax obligations for the applicable calendar year (and reasonably estimated for each quarter for purposes of any quarterly estimated income tax obligations) arising from the allocation to such Member of income recognized by the Company based on the assumption that such Member is a California corporation subject to the maximum federal and California state income tax rates applicable to corporations and assuming state taxes are fully deductible for federal income tax purposes. The computation of Annual Income Tax Liability shall not take into account either (i) any allocation of taxable income, gain, deduction, or loss pursuant to Code Section 704(c), or (ii) any deductions accruing to any Member as a result of the recovery of a basis adjustment pursuant to Code Section 743. For the avoidance of doubt, the computation of Annual Income Tax Liability is hypothetical and does not take into account any Member’s tax attributes or status.

“Applicable Class A Percentage” means a percentage equal to 1%, multiplied by a fraction (i) the numerator of which is the number of Class A Units issued and outstanding on the applicable record date or date of determination, and (ii) the denominator of which is the number of Class A Units issued and outstanding on the date hereof immediately after giving effect to the closing under the Contribution Agreement.

“Applicable Class B Percentage” means a percentage equal to 100%, minus the Applicable Class A Percentage.

“Assets” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Asset” means any one such asset or property.

“Assignee” means a Person to whom a Membership Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 11.4 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum of (a) all distributions and other payments and amounts of any kind received by the Company from any and all sources, including contributions of capital, and cash available from previously contributed but unused and unallocated Capital Contributions and unused and unallocated proceeds from any loans to the Company (without deduction for depreciation or other noncash expenses or items), and (b) the amount of any net reduction in the aggregate amount of all reserves as compared to the previous period, all as determined in good faith by the Manager, less (ii) the sum of (a) without duplication, amounts used or necessary to pay all current liabilities of the Company and all other cash expenditures or payments or commitments to make cash expenditures or payments made by the Company during such period, directly or indirectly in connection with the Company’s business or operations, (b) amounts to be paid as capital contributions or loans to any Subsidiary and (c) any net increase in the aggregate amount of all reserves as compared to the previous period, all as determined in good faith by the Manager. Notwithstanding the foregoing, “Available Cash” shall not include (A) the proceeds of any Manager Loans or other funds obtained by the Company from third parties in order to make any Special Advance Distributions or (B) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means, with respect to any Member, the Capital Account maintained by the Manager for such Member on the Company’s books and records in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i) To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii) From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(iii) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Member’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The Manager may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Manager determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Member without such Person’s consent.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes, or is deemed to have contributed, to the Company pursuant to Article 4 hereof.

“Certificate” has the meaning set forth in the recitals hereto.

“Class A Common Shares” means the Parent’s Class A common shares.

“Class A Member” means any Member that holds a Class A Unit.

“Class A Unit” means a unit of Membership Interest designated as a “Class A Unit.”

“Class B Member” means any Member that holds a Class B Unit.

“Class B Unit” means a unit of Membership Interest designated as a “Class B Unit.”

“Closely Controlled Affiliate” means, with respect to the Person in question, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control, with the Person in question and (ii) if such Person in question is a Member, a Permitted Transferee of such Member (to the extent, if any, that such Permitted Transferee does not qualify under clause (i)). Notwithstanding the foregoing, no Member shall be deemed a Closely Controlled Affiliate of the Company, any Subsidiary or another Member solely by reason of being a Member of the Company with rights as provided in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the recitals hereto.

“Company Acquired Percentage” has the meaning set forth in Section 15.1(b).

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Record Date” means the record date established by the Manager for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution pursuant to Section 5.1, shall (unless otherwise determined by the Manager) generally be the same as the record date established by the Operating Company for a distribution to its members if the Operating Company makes a distribution to its members in the applicable quarter. Notwithstanding anything to the contrary in this Agreement, the Company Record Date for any distributions must be within sixty (60) days prior to the date of the distribution.

“Company Year” means the fiscal year of the Company, which shall be the calendar year.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 14 hereof.

“Consent of the Class A Members” means the Consent of Members holding more than fifty percent (50%) of all outstanding Class A Units held by all Members, with all of such Members voting together as a single class, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Members in their discretion.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company (or deemed contributed by the Company to a “new” partnership pursuant to Code Section 708).

“Contribution Agreement” has the meaning set forth in the recitals hereto.

“Control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits or (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Cut-Off Date” means the tenth (10th) Business Day after the Company’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declination” has the meaning set forth in Section 15.1(c).

“Delaware Courts” has the meaning set forth in Section 16.8(b) hereof.

“Depreciation” means, for each Company Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Disposition” means the act of selling, conveying, exchanging, abandoning, assigning, transferring, hypothecating, pledging, granting a security interest in or otherwise disposing of or encumbering property, whether by operation of law or otherwise, and “Dispose,” “Disposing” and “Disposed” have the meanings correlative to such definition.

“Distribution Date” means any date established by the Manager for the payment of distributions of Available Cash pursuant to Section 5.1; provided that a Distribution Date shall occur at least once each calendar quarter.

“Effective Date” has the meaning set forth in the preamble.

“Entity” means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, professional association, joint venture, trust, business trust, cooperative, association or other entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Existing LLC Agreement” has the meaning set forth in the recitals hereto.

“Existing Members” has the meaning set forth in the recitals hereto.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Manager using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values, as determined by the Manager using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 15.1 hereof or contributions or deemed contributions by the Manager pursuant to Section 4.2 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than a liquidation caused by a termination of the Company under Code Section 708(b)(1)(B));

(4) upon the admission of a successor Manager pursuant to Section 7.10 hereof; and

(5) at such other times as the Manager shall reasonably determine necessary or advisable in accordance with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Manager using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Manager reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Member or (b) an Assignee that owns a Unit.

“HPSCP” has the meaning set forth in the preamble.

“Imputed Underpayment Amount” has the meaning set forth in Section 10.4 hereof.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of its certificate of incorporation or certificate of formation; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means any Person made, or threatened to be made, a party to a proceeding by reason of its status as (i) the Manager, the Parent or a current or former Member, or (ii) a current or former manager, member, director, officer, employee, agent or representative of the Manager, the Parent, any Member or the Company. Indemnitee shall also mean, with respect to indemnification pursuant to Section 7.7 for any liability for any indebtedness of the Company or any Subsidiary of the Company (whether pursuant to a guaranty or otherwise), any current or former Member or any of their respective current or former Affiliates who suffers or incurs any liability for any indebtedness of the Company or any Subsidiary of the Company.

“IRS” means the United States Internal Revenue Service.

“Lennar” has the meaning set forth in the preamble.

“Lennar Transfer” has the meaning set forth in the recitals.

“LIBOR” means, with respect to any interest period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such interest period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interest period.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“Lists” has the meaning set forth in Section 3.4(d) hereof.

“Manager” means the Operating Company or any other Person that is, from time to time, admitted to the Company as a manager pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a manager pursuant to the Act and this Agreement, in such Person’s capacity as a manager of the Company.

“Manager Loan” has the meaning set forth in Section 4.3(d) hereof.

“Member” means any Person that is, from time to time, admitted to the Company as a member in accordance with the terms of this Agreement and the Act, including any Substituted Member or Additional Member, each shown as such in the Register, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement, in such Person’s capacity as a member of the Company. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Except as otherwise set forth herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1).

“Membership Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests; however, notwithstanding that any Special Member and any other Member may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Membership Interests), the Membership Interest held by any Special Member or any other Member and designated as being of a particular class or series shall not be deemed to be a separate class or series of Membership Interest from a Membership Interest having the same designation as to class and series that is held by any other Member solely because such Membership Interest is held by any Special Member or any other Member having different rights and privileges as specified under this Agreement. A Membership Interest may be expressed as a number of Class A Units, Class B Units or other Units.

“Merger Agreement” has the meaning set forth in Section 14.3(a) hereof.

“Net Income” or “Net Loss” means, for each Company Year, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company Year;

(vi) to the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or Regulations promulgated or official guidance issued thereunder.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.

“OFAC” has the meaning set forth in Section 3.4(d) hereof.

“Opco Acquired Percentage” has the meaning set forth in Section 15.1(b).

“OP Unit” means a Class A Common Unit of membership interest in the Operating Company.

“OP Unit Amount” means a number of OP Units equal to the sum of (i) the number of Tendered Units, plus (ii) the quotient of (a) the product of (x) the number of Tendered Units and (y) the Preferred Return Shortfall Per Unit minus the Unrecovered Special Advance Distributions, divided by (b) the Value of a Class A Common Share as of the applicable Valuation Date.

“Operating Company” has the meaning set forth in the preamble.

“Order” and “Orders” have the meaning set forth in Section 3.4(d) hereof.

“Parent” has the meaning set forth in the preamble.

“Percentage Interest” means, with respect to each Member, as to any class or series of Membership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members.

“Permitted Lender Transferee” has the meaning set forth in the definition of Permitted Transferee.

“Permitted Transfer” means (i) a Transfer by a Member of all or part of its Membership Interest to any Family Member, Controlled Entity or Affiliate of such Member (or, if such Member is a Controlled Entity of the Parent, to any other Controlled Entity of the Parent), (ii) a Transfer by a Member of all or part of its Membership Interest to the Company (to the extent not otherwise prohibited under this Agreement), (iii) in the case of a Special Member only, a Pledge and any Transfer of a Membership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, (iv) any Transfer pursuant to the Contribution Agreement, (v) any Transfer pursuant to Section 15.1, (vi) any Transfer of Class A Units to a Controlled Entity of the Parent, or (vii) a Transfer by a Member of all or part of its Membership Interest to another Member.

“Permitted Transferee” means (i) any transferee of a Member’s Membership Interest in a Permitted Transfer, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Membership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Membership Interest (each a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Membership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Membership Interest.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan of Conversion” has the meaning set forth in Section 14.3(a) hereof.

“Pledge” means a pledge by a Special Member of all or any portion of its Membership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Member, as collateral or security for a bona fide loan or other extension of credit.

“Preferred Return Per Unit” means, with respect to each Class A Unit and each Class B Unit outstanding on a specified Company Record Date, an amount initially equal to zero, and increased cumulatively on each Company Record Date by an amount equal to the cash distributions (including tax distributions) per OP Unit, if any, paid by the Operating Company to holders of OP Units (i) on such Company Record Date, and (ii) any date subsequent to the immediately preceding Company Record Date; provided, however, that for each Unit, the increase that shall occur in accordance with the foregoing on the first Company Record Date that occurs on or after the date on which such Unit was first issued shall be the foregoing amount, multiplied by a fraction, the numerator of which shall be the number of days that such Class A Unit was outstanding up to and including such first Company Record Date, and the denominator of which shall be the total number of days in the period from but excluding the immediately preceding Company Record Date to and including such first Company Record Date.

“Preferred Return Shortfall” means, for any holder of Class A Units or Class B Units, and as of any date, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Class A Units or Class B Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Class A Units pursuant to Section 5.1(a) (in the case of Class A Units) or Section 5.1(b) (in the case of Class B Units), or pursuant to Section 13.2(a) (in the case of Class A Units or Class B Units).

“Preferred Return Shortfall Per Unit” means, for any holder of Class A Units, and as of any date, an amount equal to the quotient of (i) such holder’s Preferred Return Shortfall, divided by (ii) the number of Class A Units then held by such holder immediately prior to the date on which such holder delivers a Notice of Redemption pursuant to Section 15.1.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member, (c) an Assignee who is the transferee of a Member’s Membership Interest in a Permitted Transfer, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Member’s Membership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Manager or any Special Member.

“Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Register” has the meaning set forth in Section 4.1 hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3(a)(viii) hereof.

“Remaining Mandatory Capital Contribution Amount” has the meaning set forth in Section 4.3(b) hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Member” means any Member holding more than fifteen percent (15%) in number of all outstanding Class A Units and Class B Units held by all Members (including the Manager, the Parent and all Controlled Entities of either of them).

“Special Advance Distributions” means the distribution of the Special Class A Distribution Amount.

“Special Class A Distribution Amount” has the meaning set forth in Section 5.2 hereof.

“Special Member” means the Manager and any other Member that is a wholly owned Subsidiary of the Parent or the Manager.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the Manager of a Notice of Redemption; provided that in the case of a Redemption effected in connection with a Liquidating Event pursuant to Section 13.2(a)(ii), the “Specified Redemption Date” means the date of such Liquidating Event.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.3 hereof.

“Tax Items” has the meaning set forth in Section 6.4(a) hereof.

“Tax Matters Member” has the meaning set forth in Section 10.3(a) hereof.

“Tendered Units” has the meaning set forth in Section 15.1(a) hereof.

“Tendering Party” has the meaning set forth in Section 15.1(a) hereof.

“Termination Transaction” means (i) a merger, consolidation or other combination involving the Parent or any Special Member, on the one hand, and any other Person, on the other, (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Parent not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (iii) a reclassification, recapitalization or change of the outstanding Class A Common Shares (other than as a result of a share split, share dividend or similar subdivision), or (iv) the adoption of any plan of liquidation or dissolution of the Parent.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Membership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer, Disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, “Transfer” does not include any Redemption of Class A Units by the Company, or any acquisition of Class A Units by the Operating Company or the Parent, in either case, pursuant to Section 15.1 hereof. The terms “Transferred” and “Transferring” have correlative meanings.

“Unit” means a Class A Unit, a Class B Unit or any other fractional share of the Membership Interests that the Manager has authorized pursuant to and in accordance with Section 4.2 hereof.

“Unit Designation” has the meaning set forth in Section 4.2(b) hereof.

“Unrecovered Special Advance Distributions” means, as of the applicable date of determination, the amount per Class A Unit by which future distributions pursuant to Section 5.1 in respect of such Class A Unit would be reduced by Special Advance Distributions.

“Valuation Date” means the date of receipt by Operating Company of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date, the average of the daily Market Prices of a Class A Common Share for ten (10) consecutive trading days immediately preceding the Valuation Date. The term “Market Price” on any date means, with respect to the Class A Common Shares, the last sale price for Class A Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for the Class A Common Shares, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Shares are listed or admitted to trading or, if the Class A Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class A Common Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Shares selected by the Manager or, in the event that no trading price is available for the Class A Common Shares, the fair market value of the Class A Common Shares, as determined in good faith by the Manager.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company is a limited liability company previously formed, and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

Section 2.2 Name. The name of the Company is “The Shipyard Communities, LLC.” The Company’s business may be conducted under any other name or names deemed advisable by the Manager, including the name of the Manager or any Affiliate thereof (but not the name of any other Member or its sponsors). The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires or of ensuring the limited liability of the Members. The Manager may change the name of the Company at any time and from time to time to a name not otherwise prohibited by this Section 2.2 or applicable law.

Section 2.3 Principal Office and Resident Agent. The address of the principal office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name and address of the resident agent of the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, or such other principal office and resident agent as the Manager may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager may approve.

Section 2.4 Power of Attorney.

(a) Each Member and Assignee hereby irrevocably constitutes and appoints the Manager, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this

Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Manager or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments that the Manager or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement approved in accordance with the terms of this Agreement; (C) all conveyances and other instruments or documents that the Manager or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to and in accordance with the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the Manager or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to and in accordance with the terms of this Agreement; and (E) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Member pursuant to the terms of this Agreement or the Capital Contribution of any Member pursuant to and in accordance with the terms of this Agreement; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments the Manager or any Liquidator determines are necessary or desirable to evidence or confirm any vote, consent, approval, agreement or other action that is made or given by the Members under this Agreement in accordance with the terms of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the Manager or any Liquidator to amend this Agreement except in accordance with the other provisions of this Agreement, including Section 7.3 and Section 14.1.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Manager or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Person’s Membership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives; provided, however, that in the event of the assignment by a Member of all of its Membership Interest, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substituted Member and all documents and instruments required by Section 11.3 shall have been furnished to the Manager. Notwithstanding anything else set forth in this Section 2.4(b), no Member shall incur any personal liability for any action of the Manager or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Company commenced on May 23, 2013, the date that the original Certificate was filed with the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue indefinitely unless the Company is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of any assets and property of the Company, (ii) to acquire and invest in any securities and/or loans relating to any assets and property of the Company, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes described in Section 3.1 above and for the protection of the Company, including, without limitation (but subject to the express limitations set forth in this Agreement), full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3 Limits on Member Relationship. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Members.

(a) Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (ii) such Member is neither a “foreign person,” within the meaning of Code Section 1445(f) nor a “foreign partner,” within the meaning of Code Section 1446(e), and (iii) assuming due execution by each other party thereto, this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(b) Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, certificate of incorporation or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) such Member is neither a “foreign person,” within the meaning of Code Section 1445(f), nor a “foreign partner,” within the meaning of Code Section 1446(e), and (iv) assuming due execution by each other party thereto, this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(c) Each Member (including, without limitation, each Substituted Member or Additional Member, as a condition to becoming a Substituted Member or Additional Member) represents and warrants that it is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, and represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 3.4(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Membership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.

(d) Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Manager and each Member that (i) to its knowledge, it is in compliance with the requirements of the

Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); and (ii) neither such Member nor, to the best of such Member’s knowledge, any of its Affiliates (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e) The representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(f) Each Member (including, without limitation, each Substituted Member or Additional Member as a condition to becoming a Substituted Member or Additional Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company, the Manager or the Parent have been made by the Company, the Manager, the Parent, any Member or any employee or representative or Affiliate of any of them, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(g) Notwithstanding the foregoing, the Manager may permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) above as applicable to any Member (including, without limitation any Additional Member or Substituted Member or any transferee of either) provided that the change of facts reflected in such representations and warranties, as modified, shall not have a material adverse effect on any Member or the Company, and such modified representations and warranties shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member, or (ii) a separate writing addressed to the Company and the Manager.

ARTICLE 4

CAPITAL CONTRIBUTIONS; UNITS; LOANS

Section 4.1 Capital Contributions of the Members. The Existing Members (or their predecessors in interest) have previously made Capital Contributions to the Company. Except as provided by law or in Section 4.2, Section 4.3 or Section 10.4 hereof, the Members shall have no obligation or right to make any Capital Contributions or loans to the Company. The Manager shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Manager, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number of Units of each Member, and such other information as the Manager may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Manager shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units, in each case, made in accordance with the terms of this Agreement. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Manager may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Register to the extent necessary to reflect actions taken in accordance with the terms of this Agreement.

Section 4.2 Units.

(a) Generally. Membership Interests shall be represented by Units. Initially, all Units shall be designated as either “Class A Units” or “Class B Units.” Upon the effectiveness of this Agreement, (i) the existing membership interests shall be automatically converted into Class A Units, allocated among the Existing Members in the amounts set forth on Schedule I hereto, (ii) pursuant to the Contribution Agreement, Lennar shall contribute to the Operating Company 2,396,398 of its Class A Units, and (iii) the Class A Units contributed by Lennar to the Operating Company shall automatically convert into Class B Units. Immediately after giving effect to such transactions, the issued and outstanding Units shall be owned by the Persons and in the amounts as set forth on Schedule II hereto. Each of the Existing Members hereby agrees to the admission of the Operating Company as the Manager and as a Member as of the Effective Date. Notwithstanding anything to the contrary in this Agreement, any additional Units issued to the Manager, the Parent or any Controlled Entity of either of them shall be only Class B Units, and any Class A Units acquired by the Manager, the Parent or any Controlled Entity of either of them from any Person, pursuant to the Contribution Agreement, a Redemption or other acquisition pursuant to Section 15.1 hereof or otherwise, shall automatically convert from a Class A Unit to a Class B Unit when it is acquired by the Manager, the Parent or a Controlled Entity of either or both of them. If the Operating Company (a) declares or pays a distribution on its outstanding OP Units wholly or partly in OP Units or makes a distribution to all holders of its outstanding OP Units wholly or partly in OP Units, (b) splits or subdivides its outstanding OP Units or (c) effects a reverse split or otherwise combines its outstanding OP Units into a smaller number of OP Units, then the Manager shall cause the Company to concurrently make or effect a correlative distribution or payment of Class A Units and Class B Units to all of the Members holding Class A Units or Class B Units, or effect a correlative split, subdivision, reverse split or combination in respect of the Class A Units and Class B Units.

(b) Additional Units. Subject to this Section 4.2 and Section 4.3 and the other provisions of this Agreement, the Manager is hereby authorized to cause the Company from time to time to issue to the Members (including the Manager) or other Persons (i) additional Class A Units or Class B Units or (ii) additional Units in one or more new classes or series, with such designations, preferences, participation, optional or other rights, powers and duties, including rights, powers, and duties senior to the Class A Units or Class B Units, as shall be determined by the Manager and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”).

(c) Manager as Member. So long as the Manager holds Units, the Manager shall be a Member, and have all of the rights of a Member holding the same class or series of Units hereunder with respect to the Units held by the Manager.

(d) No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

(e) Additional Members. The Manager is authorized to admit one or more Additional Members to the Company from time to time, in accordance with and subject to the other terms and conditions of this Agreement (including Sections 4.2(b), 4.3, 7.3 and 12.1), on terms and conditions and for such Capital Contributions as may be established by the Manager in its good faith discretion. The Consent of the Class A Members shall not be required in connection with the admission of any Additional Member. The provisions of Section 12.1 shall also govern the acquisition by the Company in the future of additional Assets by means of Capital Contributions by other Persons, which Capital Contributions shall be set forth in the books and records of the Company. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement in form and substance reasonably acceptable to the Manager. A transferee of all or a portion of a Member’s interest may be admitted as a Substituted Member pursuant to Section 11.3.

Section 4.3 Additional Funds and Capital Contributions.

(a) Generally. The Manager may, at any time and from time to time, if it determines in good faith that the Company requires additional funds (“Additional Funds”) to refinance any Debt, for the acquisition of any Assets, the development of any Assets, to pay any operating, capital or other expenses, or for such other purposes as the Manager may determine, in each such case, that are not otherwise prohibited under this Agreement, and cause the Company to obtain such Additional Funds pursuant to and in accordance with this Section 4.3.

(b) Capital Contributions. The Manager, on behalf of the Company, may obtain any Additional Funds by requiring cash Capital Contributions only from the Members holding Class B Units. In connection with any such Capital Contribution, the Manager is authorized to cause the Company to issue additional Class B Units in consideration therefor pursuant to Section 4.2.

(c) Loans by Third Parties. The Manager, on behalf of the Company, may obtain any Additional Funds for the Company by causing the Company to incur Debt to any Person (other than, except as permitted by Section 4.3(d), the Manager, the Parent, any Member or any of their respective Affiliates) upon such terms as the Manager determines in good faith are appropriate; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt or would require an Affiliate thereof to provide a guaranty or other credit enhancement (unless such Member otherwise agrees in writing).

(d) Manager Loans. Subject to Section 7.3 hereof, the Manager, on behalf of the Company, may obtain any Additional Funds for the Company by causing the Company to incur Debt with the Manager, any Special Member or any of their Affiliates (each, a “Manager Loan”). Subject to Section 7.3, a Manager Loan may be secured or unsecured, and the Manager, Special Member or Affiliate that makes a Manager Loan shall be treated as a third party lender to the Company (with all attendant rights, privileges, and remedies) to the extent that it does so. Each Manager Loan shall be on such terms as the Manager determines in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm’s length transaction. At the election of the Manager, in lieu of any Manager Loan, the Manager or any Special Member or any of their Affiliates may make a Capital Contribution to the Company and receive, in exchange therefor, an interest in the Company that entitles it to receive distributions of Available Cash before the payment of distributions pursuant to Section 5.1, in an aggregate amount equal to the amount of such Capital Contribution, plus a return equal to the amount of interest that would have accrued in respect of such Capital Contribution if it was a Manager Loan. No Manager Loan or equity interest issued pursuant to this Section 4.3(d) shall require any fixed payment schedule or maturity and any such Manager Loan or equity interest shall only be entitled to be paid out of Available Cash (before deducting any payment in respect of the Manager Loan). Notwithstanding anything to the contrary in this Agreement, the Company shall not enter into any Manager Loan if any Member would be personally liable for the repayment of such Debt or would require an Affiliate thereof to provide a guaranty or other credit enhancement (unless such Member otherwise agrees in writing).

Section 4.4 No Interest; No Return. Except as expressly provided in Section 4.3(d), no Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Distributions of Available Cash. Subject to the terms of any Unit Designation, on each Distribution Date, the Manager shall cause the Company to distribute to the Persons who held Units on the relevant Company Record Date an amount equal to the Available Cash (if any) generated by the Company during the calendar quarter that ended immediately prior to such Company Record Date, as follows:

(a) first, to the Holders of Class A Units in accordance with their relative Preferred Return Shortfalls, until the Preferred Return Shortfall for each such holder is zero;

(b) second, to the Holders of Class B Units in accordance with their relative Preferred Return Shortfalls, until the Preferred Return Shortfall for each such holder is zero; and

(c) third, from the Available Cash remaining after the distributions pursuant to clauses (a) and (b) of this Section 5.1, the Applicable Class A Percentage of such Available Cash shall be distributed to the Holders of Class A Units in accordance with their respective Percentage Interests of the Class A Units, and the remainder of such Available Cash shall be distributed to the Holders of Class B Units in accordance with their respective Percentage Interests of the Class B Units;

provided, however, that the Manager may, in its discretion, elect to defer (other than in the case of a distribution pursuant to Section 13.2(a)(ii)) any or all of the distributions of Available Cash otherwise required pursuant to clause (b) or (c) of this Section 5.1.

Section 5.2 Special Advance Distributions. For each Company Year, the Manager shall make quarterly cash distributions to the Class A Members (in an equal amount per Class A Unit owned) in an aggregate amount (the “Special Class A Distribution Amount”) so that each Class A Member receives an aggregate amount (after taking into account all distributions previously received by such Class A Member during the Company Year pursuant to Section 5.1 and this Section 5.2) that is at least equal to its Annual Income Tax Liability (as reasonably estimated each quarter). All distributions made to Members pursuant to this Section 5.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to Members under Section 5.1 or Section 13.2(a)(ii). If, on a Distribution Date, the Available Cash generated by the Company during the calendar quarter that ended immediately prior to the related Record Date in which Special Advance Distributions are payable is not enough to enable the Company to make the Special Advance Distributions required by this Section 5.2, then the Manager shall make Manager Loans (structured to qualify as debt for U.S. federal income tax purposes) to the Company, arrange for Capital Contributions from Members holding Class B Units, or arrange for the Company to obtain funds from third parties that, in the aggregate, is sufficient to enable the Company to make the required Special Advance Distributions, and shall cause the Company to make the required Special Advance Distributions to the Members with the proceeds of such Manager Loans, Capital Contributions or other funds obtained by the Company from third parties. When payable, the Special Advance Distributions shall be made on a quarterly basis.

Section 5.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Manager may cause the Company to make a distribution in kind of Company assets or Units to the Holders, and such assets or Units shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6, 10 and 13 hereof.

Section 5.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.5 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.6 Calculation of Distributions. In calculating all distributions payable to any holders of Units, the Manager shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

Section 5.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Manager, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 5.8 Limitation. No distributions from the Company to any Member shall be made other than pursuant to the provision of this Article 5 and Section 13.2 hereof.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Company Year as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.5(c) and Section 12.1(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations. Subject to the other provisions of this Article 6, and any Unit Designation, the Net Income and Net Loss and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any Company Year shall be allocated among the Members in a manner such that the Capital Account balance of each Member immediately after making such allocation is, as nearly as possible, equal to the distributions that would be made to such Member pursuant to Section 13.2(a)(ii) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Company were distributed in accordance with Section 13.2(a)(ii) to the Members immediately after making such allocation; provided, however, that notwithstanding the foregoing, the Net Income and Net Loss (and, to the extent necessary, individual items thereof) that otherwise would be allocated to the Class A Units and/or Class B Units, collectively, in accordance with the foregoing shall be allocated as follows: (i) first, to the Holders of Class A Units, an amount of Net Income or Net Loss (or, if necessary, individual items thereof) in an amount equal to the amount that would have been allocated to them by the Operating Company had they effected a Redemption of their Class A Units in exchange for OP Units, with such amount allocated pro rata among the Holders of Class A Units in proportion to their Class A Units, and (ii) the balance, if any, to Holders of Class A Units, pro rata in proportion to their ownership of Class A Units, in an amount equal to the Applicable Class A Percentage of such balance and the remainder to Holders of Class B Units, pro rata in proportion to their ownership of Class B Units. It is intended that the provisions of this Article 6 will result in allocations to the Holders of Class A Units that are (except to the extent attributable to allocations with respect to the Applicable Class A Percentage under clause (ii)), as nearly as possible, the same as the allocations that would be made by the Operating Company with respect to an equivalent amount of OP Units (and assuming such OP Units were received in a Redemption of such Class A Units). Notwithstanding anything to the contrary in this Agreement, in the event the Manager shall determine, in its reasonable discretion, that it is prudent to modify the manner in which any allocations to and among the Holders of Class A Units and the Holders of Class B Units are made under this Agreement in order to effectuate such intention, the Manager may make such modification.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Company Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(a)(i) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain,” within the meaning of Regulations Section 1.704-2(i), and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Company Year shall be specially allocated to the Class A Members and Class B Members in accordance with the Applicable Class A Percentage and the Applicable Class B Percentage, respectively, and within each such class, to the Holders of Units of such class in accordance with their Percentage Interests in such class. Any Member Nonrecourse Deductions for any Company Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(iv) were not in the Agreement. It is intended that this Section 6.3(a)(iv) qualify and be construed as a “qualified income offset,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

(v) Gross Income Allocation. If any Holder has a deficit Capital Account at the end of any Company Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest, and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(v) and Section 6.3(a)(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to the Holder of Units of any class, such allocation of Net Loss shall be reallocated among the other Holders of Units of that same class, in accordance with their Percentage Interests in such class of Units, and thereafter in the discretion of the Manager, in each case, subject to the limitations of this Section 6.3(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Holder of Units in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to (A) the Holders, in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, in the same manner in which the unrealized gain or loss that is displaced by such adjustment would have been allocated if the property the basis of which is adjusted were sold immediately prior to such adjustment for its recomputed adjusted tax basis or (B) to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Section 6.3(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Units so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder of a Unit if the Regulatory Allocations had not occurred.

(b) Allocation of Excess Nonrecourse Liabilities. All “excess nonrecourse liabilities” of the Company (other than in respect of Legacy Assets) within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated to the Holders of Class A Units and Holders of Class B Units in accordance with the Applicable Class A Percentage and the Applicable Class B Percentage, respectively, and within each such class of Units, to the Holders of such class of Units in accordance with their Percentage Interests in such class.

Section 6.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

(b) Section 704(c) Allocations. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to an Asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under the traditional method, as described in Regulations Section 1.7043(b). If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the traditional method, as described in Regulations Section 1.704-3(b).

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Manager, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. No Manager may be removed by the Members, with or without cause, except with the consent of the Manager. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Manager under any other provision of this Agreement, the Manager, subject to the other provisions hereof, including Section 7.3, shall have full and exclusive power and authority to conduct or authorize the conduct of the business of the Company, to exercise or direct the exercise of all powers of the Company and the Manager under the Act and this Agreement and to effectuate the purposes of the Company, including, without limitation, to cause the Company to enter into agreements or engage in transactions with affiliates of the Company or the Manager, issue additional Membership Interests, make distributions, sell, pledge, lease, mortgage or otherwise dispose of its assets, form and conduct all or any portion of its business and affairs through subsidiaries or joint ventures of any form, incur or guarantee debt for any purpose and obtain and maintain casualty, liability and other insurance on the Property and liability insurance for the Indemnitees hereunder. The Manager is authorized to cause or effect a merger, consolidation or conversion of the Company in accordance with Section 14.3.

(b) Except as provided in Section 7.3 hereof, the Manager is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Company and to otherwise exercise any power of the Manager under this Agreement and the Act without any further act, approval or vote of the Members or any other Persons and, in the absence of any specific action on the part of the Manager to the contrary, the taking of any action or the execution of any such document or writing by a manager, member, director or officer of the Manager, in the name and on behalf of the Manager, in its capacity as the manager of the Company, shall conclusively evidence (i) the approval thereof by the Manager, in its capacity as the manager of the Company, (ii) the Manager’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Company, exercise the powers of the Company under the Act and this Agreement or effectuate the purposes of the Company, or any other determination by the Manager required by this Agreement in connection with the taking of such action or execution of such document or writing, and (iii) the authority of such manager, member, director or officer with respect thereto.

(c) The Manager may, from time to time as it deems advisable, appoint officers of the Company and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. The Manager may delegate to such officers such power and authority as the Manager deems advisable, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. Each officer shall hold office until his successor is designated by the Manager or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Manager. Any officer may be removed by the Manager with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Manager.

(d) At all times from and after the date hereof, the Manager may (subject to the proviso at the end of the first sentence in the definition of “Available Cash”) cause the Company to establish and maintain working capital and other reserves in such amounts as the Manager, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

Section 7.2 Certificate of Formation. To the extent that such action is determined by the Manager to be reasonable and necessary or appropriate, the Manager shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Company may elect to do business or own property. The Manager shall deliver or mail a copy of the Certificate or any amendment thereto to each Member. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3 Restrictions on Manager’s Authority.

(a) The Manager may not take any action in contravention of this Agreement, including, without limitation:

(i) any action that would make it impossible to carry on the ordinary business of the Company (including through its Subsidiaries), except as otherwise provided in this Agreement;

(ii) admitting a Person as a Member, except as otherwise provided in this Agreement;

(iii) performing any act that would subject a Member to liability, except as provided herein or under the Act; or

(iv) entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the Operating Company or the Company from performing its specific obligations under Section 15.1 hereof, or (b) a Member from exercising its rights under Section 15.1 hereof to effect a Redemption, except, in either case, with the written consent of such Member affected by the prohibition or restriction.

(b) The Manager shall not, without the Consent of the Class A Members, undertake on behalf of the Company, or enter into any transaction that would have the effect of, any of the following actions:

(i) except as provided in Section 7.3(c) hereof, amend, modify or terminate this Agreement;

(ii) except as otherwise permitted by this Agreement, including Section 7.10 or Section 14.3(b), voluntarily withdraw as a manager of the Company or admit into the Company any additional or successor Manager;

(iii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Company;

(iv) institute any proceeding for bankruptcy on behalf of the Company;

(v) effect a merger or consolidation of the Company with or into any corporation, limited liability company, partnership or other Person, or a conversion of the Company into a corporation, partnership or any other entity, other than as permitted in Section 14.3; or

(vi) effect a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company not in the ordinary course of business, whether in a single transaction or a series of related transactions, other than as permitted in Section 14.3(b); provided, however, that the foregoing will not limit the ability of the Manager to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(c) Notwithstanding Section 7.3(b) hereof but subject to Section 7.3(d), the Manager shall have the power, without the Consent of any Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the Manager or surrender any right or power granted to the Manager or any Affiliate of the Manager for the benefit of the Members;

(ii) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Membership Interest or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

(v) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or as contemplated by the Code or the Regulations);

(vi) to reflect the issuance of additional Membership Interests pursuant to and in accordance with Article 4;

(vii) to set forth or amend (to the extent permitted by Section 7.3(d)) any designations, preferences, conversion, participation, redemption, optional or other rights, powers or duties of any Units issued pursuant to Article 4;

(viii) if the Company is the Surviving Company in any Termination Transaction, to modify Section 15.1 or any related definitions to provide the holders of interests in such Surviving Company rights that are consistent with Section 11.6(c)(v);

(ix) to modify Section 4.4 as the Manager, in its sole discretion, deems necessary or desirable as a result of the Parent, the Operating Company or the Company adopting, modifying or terminating any equity incentive plan for the benefit of employees, directors or other business associates of the Parent, the Operating Company, the Company or any of their Affiliates;

(x) to reflect any other modification to this Agreement that is reasonably necessary for the business or operations of the Company, the Operating Company or the Parent and that does not violate Section 7.3(d); and

(xi) to implement the New Partnership Audit Procedures and make additional changes that the Manager, in its reasonable discretion (taking into account the interests of all of the Members), deems necessary or desirable as a result of the New Partnership Audit Procedures; provided that (A) the Manager has consulted with the Significant Members in accordance with Section 10.2(b) and (B) the changes do not modify clauses (ii) or (iii) of the proviso in Section 10.2(a). The Members hereby acknowledge that any such amendment may have a disproportionate impact on some Members or an adverse impact on some Members but not other Members.

(d) Notwithstanding Sections 7.3(b), 7.3(c) and Article 14 hereof, this Agreement shall not be amended, and no action may be taken by the Manager, without the consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) modify the limited liability of a Member, (ii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article 5 or Section 13.2(a) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Section 4.2, Section 4.3(d) or Section 7.3(c) hereof), (iii) alter or modify in a manner that adversely affects any Member the

Redemption rights set forth in Section 15.1 hereof, or amend or modify any related definitions, or (iv) amend this Section 7.3(d); provided, however, that (x) the consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Units on a uniform or pro rata basis, if approved by Members holding a majority of the outstanding Units of such class or series and (y) notwithstanding anything in the foregoing clause (x) to the contrary, any amendment of Article 6 or Article 10 that would adversely affect a Member shall require the consent of such Member. Further, no amendment may alter the restrictions on the Manager’s authority set forth elsewhere in this Section 7.3 without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 7.4 Reimbursement of the Manager. The Manager shall not be compensated for its services as manager of the Company except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as a Member). Subject to Section 16.12, the Company shall be liable for, and shall reimburse the Manager on a monthly basis, or such other basis as the Manager may determine, for all sums expended in connection with the Company’s business. Such reimbursements shall be in addition to any reimbursement of the Manager as a result of indemnification pursuant to Section 7.7 hereof. To the extent practicable, Company expenses shall be billed directly to and paid by the Company and, subject to Section 16.12 hereof, reimbursements to the Manager by the Company pursuant to this Section 7.4 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c) (unless otherwise required by the Code and the Regulations) and shall not be treated as distributions hereunder.

Section 7.5 Outside Activities of the Manager and its Affiliates. The Manager shall devote to the Company such time as it reasonably deems necessary for the performance of the Manager’s duties hereunder. The Manager and its Affiliates shall be permitted to purchase, own, operate, manage and otherwise deal with and profit from any property, real, personal or mixed, not owned by the Company for their own account and benefit, whether or not competitive with the business and affairs of the Company, and neither the Company, any Member, or any other Person shall have any right, claim, interest or cause of action therein or as a result thereof. Without limiting the generality of the above, nothing in this Agreement shall obligate the Manager or its Affiliates to first offer the Company an opportunity to invest in any investment that has been offered to or found by the Manager or its Affiliates, whether or not such investment is of a nature that may be invested in by the Company or would compete directly or indirectly with the business of the Company. The Members hereby acknowledge that Affiliates of the Manager currently own a variety of real estate investments and may in the future acquire additional real estate investments that may be competitive with the business of the Company.

Section 7.6 Transactions with Affiliates. The Company may lend or contribute funds or other assets to the Parent, the Manager and their Subsidiaries or other Persons in which the Parent or the Manager has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties, as determined by the Manager. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. It is expressly acknowledged and agreed by each Member that the Parent may (i) borrow funds from the Company in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Parent, (ii) put to the Company, for cash, any rights, options, warrants or convertible or exchangeable securities that the Parent may desire or be required to purchase or redeem, or (iii) borrow funds from the Company to acquire assets that will be contributed to the Company for Units. Except as provided in Section 7.5 hereof, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law. The Parent, the Manager and their respective Affiliates may sell, transfer or convey any property to the Company, directly or indirectly, on terms and conditions no less favorable to the Company, in the aggregate, than would be available from unaffiliated third parties, as determined by the Manager.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”), as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify an Indemnitee for any Action initiated by the Indemnitee (other than an Action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 7.7). Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Manager is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7(a) that, except as specifically provided in this Section 7.7, the Company indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a) unless such judgment, order or settlement specifically addresses whether the Indemnitee met the requisite standard of conduct. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither the Manager nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

(b) To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company, as authorized in Section 7.7(a), has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met, provided that such undertaking need not be secured and shall be without reference to the financial ability for repayment.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement or as a matter of law, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d) The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company, the Manager or the Parent (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7.

(f) In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) It is the intent of the parties that any amounts paid by the Company to the Manager or any Special Member pursuant to this Section 7.7 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c).

Section 7.8 Liability of the Manager.

(a) To the maximum extent permitted under the Act, the only duties that the Manager owes to the Company, any Member or any other Person (including any creditor of any Member or assignee of any Membership Interest) are to perform its contractual obligations as expressly set forth in this Agreement. The Manager, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of a Membership Interest). The provisions of this Agreement shall create contractual obligations of the Manager only, and no such provisions shall be interpreted to create any fiduciary duties of the Manager.

(b) The Members agree that the Manager is acting for the benefit of the Company and the Members.

(c) In exercising its authority under this Agreement, the Manager may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Except as otherwise agreed by the Company, the Manager and the Company shall not have liability to a Member under any circumstances as a result of any income tax liability incurred by such Member as a result of an action (or inaction) by the Manager or the Company pursuant to the Manager’s authority under this Agreement.

(d) Subject to its obligations and duties as Manager set forth in this Agreement and applicable law, the Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, including the Development Manager pursuant to the Development Management Agreement. The Manager shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(e) In performing its duties under this Agreement and the Act, the Manager shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any subsidiary of the Company, prepared or presented by an officer, employee or agent of the Manager or any agent of the Company or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Company as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Manager reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Manager shall be entitled to rely on the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in reliance on such advice shall not subject the Manager to liability to the Company or any Member. The Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(f) Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Company by the Manager pursuant to any other written instrument, the Manager shall not have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in good faith by the Manager in its capacity as the Manager or for the debts or liabilities of the Company or the Company’s obligations hereunder. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of the Manager, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement. The foregoing is not intended to limit any liability or obligation of the Operating Company pursuant to Section 15.1.

(g) No manager, member, director, officer, employee, agent or representative of the Manager or the Parent (in their respective capacities as such) shall have any duties to the Company or any Member. No manager, member, director, officer or agent of the Manager or the Parent shall be liable to the Company or any Member for money damages by reason of their service as such.

(h) Subject to Section 7.8(a), but notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Manager is permitted or required to make a decision or take an action (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the Manager shall be entitled to take into account such interests and factors as it desires (including its own interests) or (ii) in its “good faith” or under another expressed standard, the Manager shall act under such express standard and shall not be subject to any other or different standards.

(i) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Manager, or its managers, members, directors, officers or agents, to the Company and the Members under this Section 7.8, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Manager as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager in connection with any such dealing. In no event shall any Person dealing with the Manager or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Manager or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.10 Replacement of the Manager. At any time, the Manager or the Parent may designate the Parent or any Controlled Entity of the Parent to replace the incumbent Manager as manager of the Company. The Person so designated to become a successor Manager shall be admitted to the Company as the Manager, effective immediately upon the successor Manager executing and delivering to the Company a counterpart signature page to this Agreement or other written evidence of such successor Manager’s acceptance of all of the terms and conditions of this Agreement. Upon any such admission of any such successor Manager in accordance with this Section 7.10, (a) the predecessor Manager shall be relieved of its obligations under this Agreement and shall cease to be a manager of the Company without any separate Consent of any Members or the consent or approval of any Member, and (b) the successor Manager shall promptly notify the Members in writing of such replacement. Any such successor shall carry on the business of the Company without dissolution. If the Manager resigns from the Company in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the manager of the Company, and the Parent does not replace the Manager within thirty (30) days, then the Parent shall cause the Company to promptly notify the Members in writing of the same, and Members holding a majority of the outstanding Class A Units may select a successor Manager.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability. No Member, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation,

Section 10.4 hereof) or under the Act. To the maximum extent permitted by law, no Member, including the Manager, in its capacity as such, shall have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as a member or for the debts or liabilities of the Company or the Company’s obligations except pursuant to any express indemnities given to the Company by such Member pursuant to any other written instrument and except for liabilities of the Manager pursuant to Section 15.1 hereof. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Manager, pursuant to Section 15.1 hereof), no property or assets of a Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

Section 8.2 Management of Business. No Member or Assignee (other than the Manager in its separate capacity as the Manager, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Manager, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Manager, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Manager, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Members.

(a) Business Activities of Members. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Member or any of its Affiliates with the Manager, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member or stockholder of any Member shall be entitled to have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person (other than the Manager to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member or its Affiliates with the Manager, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

(b) Member Transactions with Company. Any Member, in its separate capacity, may lend money to the Company or a Subsidiary and may enter into transactions and other business arrangements of any type with the Company or a Subsidiary on any terms that are agreed to by the Manager. If a Member, in its separate capacity, lends money to the Company or a Subsidiary or enters into a transaction or other business arrangement with the Company or a Subsidiary, the Member will, for all purposes relating to that loan, transaction or other business arrangement, be treated as an unrelated person and will have the same rights and priorities the Member would have if it were not a Member.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article 5 or Article 6 hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Confidential Information. The Manager may keep confidential from the Members (or any of them), for such period of time as the Manager determines to be reasonable, any information the Manager is required by law or by agreement to keep confidential. The Members hereby agree to keep confidential any information provided by the Manager that the Manager requests. Each Member agrees that, except as otherwise consented to by the Manager, all information furnished to it pursuant to this Agreement or otherwise in its capacity as a Member, relating to the Company or any of its Subsidiaries or the business of any of them will be kept confidential, will not be used by such

Member, or by any of its agents, representatives, or employees, for any purpose other than evaluating and monitoring the investment in the Company and enforcing rights hereunder, and will not be disclosed by such Member, or by any of its agents, representatives or employees, in any manner whatsoever, in whole or in part; provided, however, that such obligation to maintain confidentiality shall not apply to (i) any information that the Parent discloses publicly, including in any press release or report or other filing with the SEC, (ii) any information that becomes generally known after such disclosure through no act of such Member or its employees or agents, (iii) the disclosure by a Member of information to another Member or such Member’s partners, members, shareholders, officers, agents, board members, trustees, attorneys, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided that such Persons agree to hold confidential such information), or (iv) the disclosure to any Person of information to the extent such disclosure is required by applicable law, regulations or legal process.

Section 8.6 Company Right to Call Membership Interests. Notwithstanding any other provision of this Agreement, the Company shall have the right, but not the obligation, at any time, to treat each Holder of a Class A Unit as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for all of such Holder’s Class A Units by notice to each Member that the Company has elected to exercise its rights under this Section 8.6. Such notice given by the Manager to a Member pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the Manager by such Member. For purposes of this Section 8.6, (a) any Holder (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that is a Tendering Party and (b) no Holder shall be required to provide any written representations (other than the representations set forth in paragraph (c) of Exhibit A hereto), investment letters, legal opinions or other instruments pursuant to Sections 15.1(b) or 15.1(c)(iii) in connection with such Redemption, and the provisions of Sections 15.1(d)(i), 15.1(d)(ii) and 15.1(e) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7 Uniform Commercial Code Article 8 (Opt-In). All Units issued by the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware and Article 8 of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. If Units are evidenced by certificates, each certificate evidencing Units shall bear the following legend: “This certificate evidences Units in the Company, which shall be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware and Article 8 of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.” Any purported amendment to this provision, shall not take effect until all outstanding certificates have been surrendered to the Company for cancellation.

Section 8.8 Certificates Evidencing Units. The Manager may, at any time, determine that ownership of any class of Units shall be evidenced by a certificate in such form as the Manager adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the Manager elects to issue certificates to evidence any class of Units, the following provisions shall apply: (a) the certificate shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to whom such certificate is issued and that the certificate represents a Membership Interest, within the meaning of Section 18-702(c) of the Act; (b) each certificate shall be signed by the Manager of the Company by either manual or facsimile signature; (c) the certificates shall be numbered and registered in the Register as they are issued; (d) when certificates are presented to the Company with a request to register a transfer, if the transfer is permitted by this Agreement, the Company shall register the transfer or make the exchange on the Register or transfer books of the Company; provided, that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Company shall be entitled to treat the individual or entity in whose name any certificates issued by the Company stand on the books of the Company as the absolute owner of the Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Company shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Manager, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the Manager may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the Manager to protect the Company from any loss that it may suffer if a certificate is replaced. The Company may charge for its expenses incurred in connection with replacing a certificate.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(a) The Manager shall keep or cause to be kept at the principal business office of the Company those records and documents, if any, required to be maintained by the Act and other books and records deemed by the Manager to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5 or Article 13 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b) The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Manager determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Manager may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Company Year. The Company Year shall be the calendar year.

Section 9.3 Reports.

(a) As soon as practicable, but in no event later than thirty (30) days after the close of each month or thirty (30) days after the close of each calendar quarter, the Manager shall cause to be delivered to each Member of record as of the last day of the month, a report containing unaudited financial statements of the Company. The unaudited financial statements shall consist of a balance sheet as of the end of each month or quarter as well as a profit and loss statement and cash flow statement for the current month or quarter ended, inclusive of the corresponding year-to-date periods then ended, and such other information as may be required by applicable law or regulation or as the Manager determines to be appropriate.

(b) The Manager may satisfy its obligations under Section 9.3(a) by posting or making available the reports specified in such sections on a website maintained by the Manager or the Parent, or through the Parent’s filing of annual and quarterly reports with the SEC.

(c) The Manager will provide each Member with any additional financial information reasonably requested by such Member in connection with the preparation of financial statements or reports for the Member or its parent corporation.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and twenty (120) days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Manager with such information relating to the Contributed Properties, including tax basis and other relevant information, and any other information relevant to tax status or tax reporting of the Company or its Subsidiaries, as may be reasonably requested by the Manager from time to time.

Section 10.2 Tax Elections.

(a) Except as otherwise provided herein, the Manager shall determine whether to make any available election pursuant to the Code, provided, however, that (i) the Manager shall make the election under Code Section 754 for the first Company Year ending after the date of this Agreement, (ii) the Manager shall not make an election to apply the New Partnership Audit Procedures prior to the effective date of the New Partnership Audit Procedures and (iii) the Manager shall make an election to not apply the New Partnership Audit Procedures to the extent the Company is eligible to make such an election.

(b) The Manager agrees to consult with the Significant Members prior to making any amendment to this Agreement pursuant to Section 7.3(c)(xi).

Section 10.3 Tax Matters Member.

(a) The Manager shall be the “tax matters partner” and “partnership representative” of the Company for federal income tax purposes (collectively, the “Tax Matters Member”). The Tax Matters Member shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm or other qualified tax advisor to assist the Tax Matters Member in discharging its duties hereunder. Prompt notice shall be given to each of the Members upon the receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or records or books of the Company and/or initiate any litigation or administrative proceedings relating thereto. At the request of any Member, the Manager agrees to inform such Member regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns including, without limitation, keeping such Member informed as to the status of any such audit and/or litigation or administrative proceedings and any settlement negotiations relating thereto; provided, however, that the Manager shall have the exclusive power to determine whether to file, and the content of, such returns.

(b) The Tax Matters Member is authorized, but not required:

(i) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by the Company or a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (A) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member (as the case may be) or (B) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2)) in each case to the extent permitted by law;

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by the Company or a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by the Company or a Member for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Company or the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Member and the provisions relating to indemnification of the Manager set forth in Section 7.7 hereof shall be fully applicable to the Tax Matters Member in its capacity as such.

Section 10.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Manager determines in good faith that the Company is required to withhold or pay with respect to (a) any amount distributable or allocable to such Member pursuant to this Agreement and (b) any “imputed underpayment” within the meaning of the New Partnership Audit Procedures attributable to such Member and paid by the Company (or by any Subsidiary of the Company but only to the extent such payment is allocated to the Company) as a result of an adjustment with respect to any item of the Company or such Subsidiary, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). Any Imputed Underpayment Amount that the Manager cannot attribute to a Member shall be treated as an expense of the Company. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager that such payment must be made unless (a) the Company withholds such payment from a distribution that would otherwise be made to the Member, or (b) the Manager determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.4. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due, the Manager may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Manager shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11 or Section 15.1. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 or Section 15.1 shall be null and void ab initio.

(c) No Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, except the Manager, the Operating Company, the Parent or any Controlled Entity of any of them.

Section 11.2 Members’ Rights to Transfer.

(a) General. Except as provided below, no Member shall Transfer all or any portion of such Member’s Membership Interest to any transferee without the consent of the Manager. Notwithstanding the foregoing, any Member may, at any time, without the consent of the Manager, Transfer all or any portion of its Membership Interest pursuant to a Permitted Transfer (including, in the case of a Member that is a Permitted Lender Transferee, any Transfer of a Membership Interest to a Third-Party Pledge Transferee). Any Transfer of a Membership Interest by a Member or an Assignee is subject to Section 11.3 and to the satisfaction of the following conditions:

(i) Manager Right of First Refusal. The transferring Member (or the Member’s estate in the event of the Member’s death) shall give written notice of the proposed Transfer to the Manager, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Units. The Manager shall have ten (10) Business Days upon which to give the Transferring Member notice of its election to acquire the Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Value, or if other than Class A Shares, the fair market value, as determined in good faith by the Manager, of such non-cash consideration). If it so elects, it shall purchase the Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), the Manager may at its election deliver in lieu of all or any portion of such cash a note from the Manager payable to the Transferring Member at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If the Manager does not elect to acquire the Units, the Transferring Member may Transfer such Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 11.2.

(ii) Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, (A) for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; (B) each Transfer meeting the minimum Transfer restriction of Section 11.2(a)(iv) hereof may be to a separate Qualified Transferee; and (C) each Permitted Transfer may be made to one or more Qualified Transferees.

(iii) Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Manager an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any applicable state securities laws or regulations; provided, however, that the Manager may waive this condition upon the request of the Transferor. If, in the opinion of such counsel, a Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any applicable Federal or state securities laws or regulations, the Manager may prohibit such Transfer by a Member of Membership Interests even if it is otherwise permitted under this Section 11.2.

(iv) No Partial Transfers. A Transferring Member or Assignee, other than a Special Member, must Transfer its entire Membership Interest (all of the remaining Units of all classes owned by such Transferring Member or Assignee); provided, however, that, for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(v) No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Units, other than to the Parent, the Operating Company or the Company.

(vi) Exception for Permitted Transfers. The conditions of Section 11.2(a) hereof shall not apply in the case of a Permitted Transfer to a Qualified Transferee, or a Transfer to the Parent, the Operating Company or the Company.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Manager. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.4 hereof.

(b) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c) Adverse Tax Consequences. No Transfer by a Member of its Membership Interests (including any Redemption, any other acquisition of Units by the Operating Company, the Company or the Parent, and including any Permitted Transfer) may be made to or by any Person if in the opinion of legal counsel or other qualified tax advisor for the Company, such Transfer would create a material risk of the Company being treated as an association taxable as a corporation or would result in a termination of the Company under Code Section 708.

Section 11.3 Substituted Members.

(a) No Member shall have the right to substitute a transferee other than a Permitted Transferee as a Member in its place. A transferee of all or a portion of the interest of a Member will be admitted as a Substituted Member only with the consent of the Manager; provided, however, that a Permitted Transferee may be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Manager. The failure or refusal by the Manager to permit a transferee of any such interests (other than a Permitted Transferee pursuant to a Permitted Transfer) to become a Substituted Member shall not give rise to any cause of action against the Company or the Manager. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Manager may reasonably require to effect such Assignee’s admission as a Substituted Member.

(b) Concurrently with, and as evidence of, the admission of a Substituted Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

(c) A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

Section 11.4 Assignees. If the Manager’s consent is required for the admission of any transferee under Section 11.2 hereof as a Substituted Member, as described in Section 11.3 hereof, and the Manager withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Units assigned to such transferee and the rights to Transfer the Units provided in this Article 11, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make an assignment of Units.

Section 11.5 General Provisions.

(a) No Member may resign from the Company other than: (i) as a result of a Transfer of all of such Member’s Membership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by the Parent, the Operating Company or the Company) of all of its Membership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Unit Designation; or (iii) as a result of the acquisition of all of such Member’s Membership Interest by the Company, the Operating Company, the Manager, the Parent or any Controlled Entity of the Parent, in accordance with this Agreement.

(b) A Member shall cease to be a Member upon the Transfer all of such Member’s Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, or (ii) to the Company, the Operating Company, the Manager, the Parent or any Controlled Entity of the Parent, in accordance with this Agreement.

(c) If any Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Company, or acquired by the Operating Company or the Parent pursuant to Section 15.1 hereof, on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Company Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Member, by taking into account their varying interests during the Company Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Manager. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer, Redemption or other acquisition pursuant to Section 15.1 occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer, Redemption or other acquisition occurs shall be allocated to the transferor Member or the Tendering Party (as the case may be) if such Transfer, Redemption or other acquisition occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor Member or the Tendering Party (as the case may be). All distributions of Available Cash attributable to such Unit with respect to which the Company Record Date is before the date of such Transfer, Redemption or assignment shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption or other Transfer to the Company, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.

(d) In addition to any other restrictions on Transfer herein contained, and notwithstanding any provision to the contrary herein, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Redemption, any acquisition of Units by the Manager or any other Special Member, or any other acquisition of Units by the Company) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest (other than as provided in Section 11.4 with regard to transfers to Assignees); (iv) if such Transfer would, in the opinion of a qualified tax advisor to the Company or the Manager, cause a termination of the Company for federal or state income tax purposes; (v) if such Transfer would, in the opinion of counsel or other qualified tax advisor to the Company, cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or other acquisition by the Company, the Operating Company or the Parent) of all Units held by all Members (other than the Manager and any other Special Member)); (vi) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 2(b)(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such Transfer requires the registration of such Membership Interest pursuant to any applicable Federal or state securities laws; (ix) if such Transfer would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code 7704(b); (x) if such Transfer would cause the Company to have more than one hundred (100) partners (within the meaning of Regulations Section 1.7704-1(h), including the look-through rule in Regulations Section 1.7704-1(h)(3)); (xi) if such Transfer causes the Company to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; provided, that the Manager may waive any of the foregoing restrictions in its sole discretion.

(e) Transfers pursuant to this Article 11, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Company, unless the Manager otherwise agrees.

Section 11.6 Termination Transactions. The Parent shall not engage in, or cause or permit, a Termination Transaction, unless:

(a) the Consent of the Class A Members is obtained;

(b) in connection with any such Termination Transaction, each holder of Class A Units (other than the Parent, the Operating Company and their respective wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Class A Unit, an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Common Share in consideration of one Class A Common Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Common Shares, each holder of Class A Units (other than the Parent, the Operating Company and their respective wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Class A Units would have received had it exercised its right to effect a Redemption pursuant to Article 15 hereof and received Class A Common Shares (rather than OP Units) in exchange for its Class A Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated (the Value, at the time of the Termination Transaction, of the amount specified herein with respect to each Class A Unit is referred to as the “Transaction Consideration”); or

(c) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (ii) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (iii) the Members (other than the Parent, the Operating Company and their wholly owned Subsidiaries) that held Class A Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (iv) the Members will have the right to redeem their interests in the Surviving Company at any time for cash in an amount equal to the Transaction Consideration; and (v) the Manager determines, in good faith, that the other rights of such Members with respect to the Surviving Company, in the aggregate, are not materially less favorable than those of Members holding Class A Units immediately prior to the consummation of such transaction.

ARTICLE 12

ADMISSION OF MEMBERS

Section 12.1 Admission of Additional Members.

(a) A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Units permitted under this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Manager in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member in accordance with the terms and conditions of this Agreement, the Manager shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b) Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Member (i) without the consent of the Manager, or (ii) in connection with the issuance of any Units or other equity or ownership interest in the Company in violation of this Agreement. The admission of any Person as an Additional Member in accordance with the terms of this Agreement shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Manager and the satisfaction of all the conditions set forth in Section 12.1(a).

(c) If any Additional Member is admitted to the Company on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Company Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Company Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Manager. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 11.5(c) hereof. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.2 Amendment of Agreement and Certificate of Formation. For the admission to the Company of any Member, the Manager shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.3 Limit on Number of Members. Notwithstanding any other provision in this Agreement to the contrary, unless otherwise permitted by the Manager, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another company, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.4 Admission. A Person shall be admitted as a member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members, or by the admission of a successor Manager in accordance with the terms of this Agreement. The Manager may not resign unless and until a successor Manager has been appointed, and agreed to assume the duties and obligations of the Manager, in accordance with this Agreement. Upon the resignation of the Manager in accordance with this Agreement, the successor Manager shall continue the business of the Company without dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earlier of: (a) a unanimous determination by the Members to dissolve the Company; (b) a determination by the Manager to dissolve the Company; or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act (each, a “Liquidating Event”). If the Manager determines to dissolve the Company pursuant to clause (b) of the immediately preceding sentence, the Manager shall give prompt written notice thereof to all Members. Members shall be entitled to exercise their Redemption rights pursuant to Section 15.1 at any time within ten (10) Business Days after a Liquidating Event (or, as to a determination to dissolve the Company, within ten (10) business days after notice of the determination). The Members hereby waive their right to seek a judicial dissolution of the Company pursuant to the provisions of the Act.

Section 13.2 Winding Up.

(a) Upon the occurrence of a Liquidating Event, (i) the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders and (ii) all of the outstanding Class A Units shall automatically be deemed Tendered Units, and a Redemption of all of the Tendered Units shall be made for the respective OP Unit Amount in accordance with Section 15.1. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Manager (or, in the event that there is no remaining Manager or the Manager has dissolved, become bankrupt or ceased to operate, any Person elected by Members holding a majority of the outstanding Class A Units (the Manager or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors (whether by payment or the making of reasonable provision for payment thereof); and

(ii) Second, subject to the terms of any Unit Designation, the balance, if any, to the Holders in accordance with the priority set forth in Section 5.1.

The Manager shall not receive any compensation for any services performed pursuant to this Article 13.

(b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors).

(c) In the sole and absolute discretion of the Manager or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(i) distributed to a trust established for the benefit of the Manager and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Manager, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes, the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company in exchange for an interest in the new limited liability company; and immediately thereafter, distributed Units to the Members in the new limited liability company in accordance with their respective Capital Accounts in liquidation of the Company, and the new limited liability company is deemed to continue the business of the Company. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Member without compliance with the provisions of Section 11.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company, and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs, the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the sole and absolute discretion of the Liquidator, or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Liquidator), and the Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Liquidator).

Section 13.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

Section 13.7 Cancellation of Certificate of Formation. Upon the dissolution and completion of the winding up of the Company, the Company shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF MEMBERS; AMENDMENTS; MEETINGS

Section 14.1 Amendments. Except as otherwise required or permitted by Section 7.3, amendments to this Agreement must be approved by the Consent of the Manager and the Consent of Class A Members, and may be proposed only by the Manager. The Manager shall submit to the Members any proposed amendment that, pursuant to the terms of this Agreement, requires the consent of the Members. The Manager shall seek the Consent of the Class A Members, on any such proposed amendment in accordance with Section 14.2 hereof. Upon obtaining all Consents required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Manager, and (ii) the Members shall be deemed a party to and bound by such amendment of this Agreement. Promptly, but in any event within fifteen days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Members, the Manager shall deliver a copy of such amendment to all Members that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Manager.

Section 14.2 Meetings and Consents of the Members.

(a) The actions requiring Consent of any Member pursuant to this Agreement, including Section 7.3 and Section 14.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Section 14.2.

(b) Meetings of the Members may be called only by the Manager. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the outstanding Class A Units shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 14.2(f) hereof.

(c) Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The Manager may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event.

When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Members shall be conducted by the Manager or such other Person as the Manager may appoint pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate in its sole and absolute discretion.

(f) Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Member at a meeting of the Members. Such Consent shall be filed with the Manager. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Manager may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Manager’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time. Unless a Consent is unanimously approved by all Members, the Manager shall give the Members at least five (5) Business Days written notice prior to the effective date of any action by Consent of Members.

Section 14.3 Merger, Consolidation or Conversion.

(a) The Company may merge or consolidate with or into another limited liability company, a corporation, a partnership or any “other business entity,” as defined in Section 18-209 of the Delaware Act, or convert into a corporation, a partnership or other business entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, that has been approved by the Manager after obtaining the Consent of the Class A Members and the Consent of the Class B Members (except as provided in Section 14.3(b)). Any such Merger Agreement or Plan of Conversion shall provide that (i) all holders of Class A Units shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Units and (ii) all holders of Class B Units shall be entitled to receive the same consideration pursuant to such transaction with respect to their Class B Units. Notwithstanding any receipt of the requisite Consent of Class A Members or Consent of the Class B Members, at any time prior to the effectiveness of such merger, consolidation or conversion, the Manager may terminate or abandon such transaction subject to any provisions therefor set forth in such Merger Agreement or the Plan of Conversion.

(b) Notwithstanding anything else contained in this Section 14.3 or in this Agreement, the Manager is authorized to effect a merger, consolidation or conversion of the Company without the Consent of any Members, if: (i) such transaction is effected in connection with a Termination Transaction in accordance with Section 11.6; or (ii) such transaction is either a conversion or is effected with another entity that is newly formed and has no assets, liabilities or operations prior to such merger, consolidation, sale or transfer and: (A) the Manager has received an opinion of counsel that the merger, consolidation or conversion would not result in the loss of the limited liability of any Member; (B) the Manager has received an opinion of counsel or other qualified tax advisor that the merger, consolidation or conversion would neither be taxable to any Member nor cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (C) the sole purpose of such merger, consolidation or conversion is to effect a mere change in the legal form or jurisdiction of organization of the Company; (D) the governing instruments of the new entity provide the Members and the Manager (or other governing body) with substantially the similar rights and obligations as are herein contained; and (E) such transaction would not effect any other change to the rights of any Member(s) that, if effected as an amendment to this Agreement, would require the consent of each Member adversely affected pursuant to Section 7.3(d).

(c) If a merger, consolidation or conversion of the Company has been approved as set forth in this Section 14.3, and such transaction has not been terminated or abandoned, the Manager is authorized to execute and file any and all documents to effect such transaction, including a certificate of merger or certificate of conversion, as applicable, in conformity with the requirements of the Act and any other applicable law.

(d) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion of the Company, or a sale or transfer of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(e) It is the intent of the parties hereto that a merger, consolidation or conversion effected pursuant to this Section 14.3 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE 15

REDEMPTION RIGHT

Section 15.1 Redemption Rights of Qualifying Parties.

(a) A Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Company to redeem (a “Redemption”) all or a portion of the Class A Units held by such Qualifying Party (Class A Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange for the applicable OP Unit Amount on the applicable Specified Redemption Date. The right to require a Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Company’s obligation to effect a Redemption, however, shall not arise or be binding against the Company (i) with respect to any Tendered Units as to which the Operating Company has exercised its purchase rights pursuant to Section 15.1(b) hereof following receipt of a Notice of Redemption, and (ii) until the Business Day following the Cut-Off Date. In the event of a Redemption, the OP Unit Amount shall be delivered on or before the Specified Redemption Date.

(b) Notwithstanding the provisions of Section 15.1(a) hereof, on or before the close of business on the Cut-Off Date, the Operating Company may, in its sole and absolute discretion, elect to acquire some or all of the Tendered Units from the Tendering Party in exchange for the OP Unit Amount calculated based on the portion of Tendered Units it elects to acquire in exchange for OP Units. The percentage of Tendered Units that the Operating Company elects to acquire pursuant to this Section 15.1(b) is referred to as the “Opco Acquired Percentage,” and the percentage of Tendered Units that the Operating Company does not elect to acquire is referred to as the “Company Acquired Percentage.” If the Operating Company elects to acquire any of the Tendered Units, then on the Specified Redemption Date, the Tendering Party shall sell the Opco Acquired Percentage of the Tendered Units to the Operating Company in exchange for a number of OP Units equal to the product of the OP Unit Amount and the Opco Acquired Percentage. The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the Operating Company’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Operating Company pursuant to this Section 15.1(b), the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of the Opco Acquired Percentage of Tendered Units, and, upon notice to the Tendering Party by the Operating Company, given on or before the close of business on the Cut-Off Date, that the Operating Company has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the obligation of the Company to effect a Redemption of the Opco Acquired Percentage of Tendered Units shall not accrue or arise.

(c) If the Operating Company declines to purchase all of the Tendered Units pursuant to Section 15.1(b) (a “Declination”):

(i) The Operating Company shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of the Operating Company to give notice of such Declination by the close of business on the Cut-Off Date shall be deemed to be an election by the Operating Company to acquire all of the Tendered Units in exchange for OP Units.

(ii) In order to enable the Company to satisfy its Redemption obligation, prior to the Specified Redemption Date, the Operating Company shall contribute to the Company a number of OP Units (which the Company shall deliver, or direct that the Operating Company deliver, to the Tendering Party) equal to the product of the OP Unit Amount and the Company Acquired Percentage.

(iii) On the Specified Redemption Date, the Tendering Party shall Transfer to the Company the Company Acquired Percentage of the Tendered Units, in exchange for a number of OP Units equal to the product of the OP Unit Amount and the Company Acquired Percentage. The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the Company’s view, to effect compliance with the Securities Act.

(d) Notwithstanding anything herein to the contrary, with respect to any Redemption (or any tender of Class A Units for Redemption if the Tendered Units are acquired by Operating Company pursuant to Section 15.1(b) hereof) pursuant to this Section 15.1:

(i) Without the consent of the Operating Company, no Tendering Party may effect a Redemption for less than 200,000 Class A Units or, if such Tendering Party holds less than 200,000 Class A Units, all of the Class A Units held by such Tendering Party.

(ii) If a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Holders of Class A Units, and before the record date established by the Operating Company for a distribution to its members of some or all of its portion of such Company distribution, then such Tendering Party shall pay to the Operating Company on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units.

(iii) The consummation of each Redemption hereunder shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iv) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.4 hereof) all Class A Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Class A Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are transferred to the Operating Company or the Company, as the case may be. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Operating Company or the Company, as the case may be, the Tendering Party shall have no rights as a member of the Operating Company with respect to the OP Units issuable in connection with such acquisition.

(v) All OP Units delivered by the Operating Company pursuant to Section 15.1(a) or Section 15.1(b), or delivered by the Company to a Tendering Party pursuant to Section 15.1(b), shall be validly issued OP Units, free of any pledge, lien, encumbrance or restriction, other than any restrictions provided in the limited liability company agreement of the Operating Company, the Securities Act and relevant state securities or “blue sky” laws.

(vi) Neither any Tendering Party whose Tendered Units are acquired by the Company or the Operating Company pursuant to this Section 15.1, any Member, any Assignee nor any other interested Person shall have any right under this Agreement to require or cause the Operating Company or the Company to register, qualify or list any OP Units owned or held by such Person, whether or not such OP Units are issued pursuant to this Section 15.1, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Operating Company or the Parent and any such Person.

(vii) Notwithstanding any delay in delivery of OP Units, the Tendering Party shall be deemed the owner of such OP Units for all purposes, including, without limitation, rights to vote or consent, receive distributions, and exercise rights, as of the Redemption Exchange Date.

(viii) OP Units issued upon an acquisition of Tendered Units by the Company or the Operating Company pursuant to this Section 15.1 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Operating Company in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(e) If any Redemption of Tendered Units would cause the aggregate number of OP Units owned by the Parent and its wholly owned Subsidiaries to be less than 50.1% of the total number of OP Units outstanding after giving effect to such Redemption, then the Parent shall have the right to acquire any or all of such Tendered Units in exchange for a number of Class A Common Shares equal to the OP Unit Amount for such Tendered Units, multiplied by the Adjustment Factor then in effect; provided, however, that the Parent shall not have such right if (i) the Company has issued any equity securities that rank senior to the Class A Units, (ii) there is a Preferred Return Shortfall with respect to such Tendered Units, (iii) the Company is insolvent at the time such Tendered Units are tendered for Redemption, or (iv) a Liquidating Event occurs. If Parent exercises such right, all references herein to “Redemption” shall be deemed to refer to such exchange of Tendered Units for Class A Common Shares, and all terms and provisions applicable to a Redemption shall apply to such transaction mutatis mutandis.

ARTICLE 16

GENERAL PROVISIONS

Section 16.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member, or Assignee at the address for such Member set forth in the Register, or such other address of which the Member shall notify the Operating Company in accordance with this Section 16.1.

Section 16.2 Titles and Captions. All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 16.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 16.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.6 Waiver.

(a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b) The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Manager, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Members, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Units on a uniform or pro rata basis, if approved by Members holding a majority of the outstanding Units of such class or series), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws.

Section 16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 16.8 Applicable Law; Consent to Jurisdiction; Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to any principles of conflicts of law that would apply the laws of any other jurisdiction. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b) Each Member hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Company’s books and records, and (iv) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

Section 16.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.11 No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 16.12 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders and the Manager, inter se; and, except as set forth in Section 7.7, no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, Transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 16.13 Specific Performance; Equitable Remedies. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, without limitation, with respect to the obligations of the Members set forth in Article 11), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, or a court order enforcing such an award, on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 16.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.15 No Rights as Members of the Operating Company or Shareholders of the Parent. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as members of the Operating Company or shareholders of the Parent, including without limitation any right to receive dividends or other distributions made to members of the Operating Company or shareholders of the Parent or to vote or to consent or receive notice as members in respect of any meeting of members of the Operating Company or any other matter, or as shareholders in respect of any meeting of shareholders for the election of directors of the Parent or any other matter.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER:
FIVE POINT OPERATING COMPANY, LLC

By:	Five Point Holdings, LLC,
its Operating Managing Member

By:	/s/ Emile Haddad
Name: Emile Haddad
Title:

PARENT:

FIVE POINT HOLDINGS, LLC

By:	/s/ Emile Haddad
Name: Emile Haddad
Title:

MEMBERS:

UST LENNAR HW SCALA SF JOINT VENTURE

By:	/s/ Jonathan Jaffe
Name: Jonathan Jaffe
Title: Vice President

HPSCP OPPORTUNITIES, L.P.

By:	TPG Credit Strategies II GP, L.P., its General Partner

By:	/s/ Judd Gilats
Name: Judd Gilats
Title: Vice President

EXHIBIT A

NOTICE OF REDEMPTION

[Manager]

[Address]

The undersigned Member or Assignee hereby irrevocably tenders for Redemption Class A Units in The Shipyard Communities, LLC in accordance with the terms of the Second Amended and Restated Operating Agreement of The Shipyard Communities, LLC, dated as of May 2, 2016, as amended (the “Agreement”), and the Redemption rights referred to therein. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Member or Assignee:

(a) undertakes (i) to surrender such Class A Units at the closing of the Redemption and (ii) to furnish to the Manager, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1 of the Agreement;

(b) directs that the OP Unit Amount deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that: (i) the undersigned Member or Assignee is a Qualifying Party; (ii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Class A Units, free and clear of the rights or interests of any other person or entity; (iii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Class A Units as provided herein; (iv) the undersigned Member or Assignee, and the tender and surrender of such Class A Units for Redemption as provided herein complies with all conditions and requirements for Redemption of Class A Units set forth in the Agreement; and (v) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that the undersigned will continue to own such Class A Units unless and until such Class A Units are acquired by the Company or the Operating Company on the Specified Redemption Date pursuant to Section 15.1 of the Agreement.

Dated:

Name of Member or Assignee:

Signature of Member or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by:

Issue Check Payable to (or shares in the name of):

A-1